                                                                      Exhibit 22
                                                                   Rev. 12/31/99



                     SUBSIDIARIES OF LINCORP HOLDINGS, INC.
                     --------------------------------------



IIT Missouri Corp.

IIT Realty Corp.

Lincorp, Inc.

Pleasure Island Corp.

Unicorp Delaware I, Inc.

Unicorp Delaware II, Inc.

Unicorp Holdings (U.S.) Incorporated